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                                                                     EXHIBIT 2.1

                            SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (together with the schedules and exhibits hereto, this "Agreement"), dated as of July 8, 2005, is made by and among Cedar Mountain Distributors, Inc., a Nevada corporation (the "Acquiror Company"), each of the Persons listed on Exhibit A hereto (collectively, the "Principal Acquiror Company Shareholders", and individually a "Principal Acquiror Company Shareholder") and each of the Persons listed on Exhibit B hereto (collectively, the "Shareholders", and individually a "Shareholder").

                              W I T N E S S E T H:

      WHEREAS, the Shareholders have agreed to transfer to the Acquiror Company, and the Acquiror Company has agreed to acquire from the Shareholders, 100% of the outstanding capital shares of iCurie Lab Holdings Limited, a company organized under the laws of England and Wales (the "Company"), in exchange for 24,935,047 shares of the Acquiror Company's Common Stock (the "Acquiror Company Shares") to be issued on the Closing Date, which Acquiror Company Shares shall constitute 94.864% of the issued and outstanding shares of Acquiror Company's Common Stock on a fully diluted basis immediately following the consummation of the transactions contemplated herein, in each case, on the terms and conditions as set forth herein; and

      WHEREAS, immediately subsequent to the consummation of the transactions contemplated hereby, the Acquiror Company shall consummate the transactions contemplated by the Preferred Stock Purchase Agreement and Noteholders' Stock Purchase Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

                                   SECTION I
                                   DEFINITIONS

Unless the context otherwise requires, the terms defined in this Section 1 will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

1.1 "Accredited Investor" has the meaning set forth in Regulation D under the Securities Act and set forth on Exhibit C.

1.2 "Acquired Companies" means, collectively, the Company and the Company Subsidiaries.

1.3 "Acquiror Company Balance Sheet" means the Acquiror Company's audited balance sheet at December 31, 2004.

1.4 "Acquiror Company Board" means the Board of Directors of the Acquiror
Company.

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1.5 "Acquiror Company Common Stock" means the Acquiror Company's common stock, par value US $0.001 per share.

1.6 "Acquiror Company Series A Preferred Stock" means the shares of Series A Preferred Stock, par value $0.001 per share, of the Company, issuable immediately following the Exchange pursuant to the Preferred Stock Purchase Agreement and Noteholders' Stock Purchase Agreement.

1.7 "Acquiror Company Shares" means the Acquiror Company Common Stock being issued to the Shareholders pursuant hereto.

1.8 "Affiliate" means any Person that directly or indirectly controls, is controlled by or is under common control with the indicated Person.

1.9 "Agreement" means this Share Exchange Agreement, including all Schedules and Exhibits hereto, as this Share Exchange Agreement may be from time to time amended, modified or supplemented.

1.10 "Approved Plans" means a stock option or similar plan for the benefit of employees or others which has been approved by the stockholders of the Acquiror Company.

1.11 "Closing Date" has the meaning set forth in Section 3.

1.12 "Code" means the Internal Revenue Code of 1986, as amended.

1.13 "Company Common Shares" means the Company's ordinary shares, (pound)0.01 nominal or par value per share.

1.14 "Company Deferred Shares" means the Company's deferred shares, (pound)0.09 nominal or par value per share.

1.15 "Company Shares" means, collectively, the Company Common Shares and Company Deferred Shares.

1.16 "Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act.

1.17 "Company Balance Sheet" means the Company's audited consolidated balance sheet at December 31, 2004.

1.18 "Company Board" means the Board of Directors of the Company.

1.19 "Company Indemnified Party" has the meaning set forth in Section 10.3.

1.20 "Company Subsidiaries" means all of the direct and indirect Subsidiaries of the Company, including, without limitation, iCurie Korea and Qool.

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1.21 "Covered Persons" means all Persons, other than Acquiror Company, who are parties to indemnification and employment agreements with Acquiror Company existing on or before the Closing Date.

1.22 "Damages" has the meaning set forth in Section 10.3.

1.23 "Distributor" means any underwriter, dealer or other Person who participates, pursuant to a contractual arrangement, in the distribution of the Acquiror Company Shares offered or sold in reliance on Regulation S.

1.24 "Environmental Laws" means any Law or other requirement relating to the environment, natural resources, or public or employee health and safety.

1.25 "Environmental Permit" means all licenses, permits, authorizations, approvals, franchises and rights required under any applicable Environmental Law or Order.

1.26 "Equity Security" means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

1.27 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

1.28 "Escrow Agreement" shall have the meaning ascribed to such term in the Preferred Stock Purchase Agreement.

1.29 "Exchange" has the meaning set forth in Section 2.1.

1.30 "Exchange Act" means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will then be in effect.

1.31 "Exhibits" means the several exhibits referred to and identified in this Agreement.

1.32 "GAAP" means, with respect to any Person, United States generally accepted accounting principles applied on a consistent basis with such Person's past practices.

1.33 "Governmental Authority" means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

1.34 "(3)Curie Korea" means (3)Curie Lab, Inc., a corporation incorporated under the laws of the Republic of Korea and an 80.2% Subsidiary of the Company.

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1.35 "Indebtedness" means any obligation, contingent or otherwise. Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

1.36 "Intellectual Property" means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

1.37 "Laws" means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

1.38 "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

1.39 "Material Acquiror Company Contract" means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of the Acquiror Company, of the type and nature that the Acquiror Company is required to file with the Commission.

1.40 "Material Adverse Effect" means, when used with respect to the Acquiror Company or the Acquired Companies, as the case may be, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the Acquiror Company or the Acquired Companies, as the case may be, in each case taken as a whole or (b) materially impair the ability of the Acquiror Company or the Company, as the case may be, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the Acquiror Company or the Acquired Companies, as the case may be, operate.

1.41 "Material Company Contract" means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of the Company, of the type that the Acquiror Company will be required to file with the Commission following the consummation of the Share Exchange.

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1.42 "Noteholders' Stock Purchase Agreement" means that certain Preferred Stock
Purchase Agreement dated as of the date hereof by and among the Acquiror Company and certain additional parties thereto pursuant to which the Acquiror Company will issue shares of Acquiror Company Series A Preferred Stock in exchange for previously issued promissory notes executed by certain parties.

1.43 "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

1.44 "Organizational Documents" means (a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b),
(c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

1.45 "Permitted Liens" means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; and (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

1.46 "Person" means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

1.47 "Preferred Stock Purchase Agreement" means those subscription agreements executed by certain parties and executed and accepted by the Company, in either case relating to the sale for cash of shares of Acquiror Company Series A Preferred Stock.

1.48 "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

1.49 "Qool" means Qool Innovations Limited, a United Kingdom Company and wholly owned subsidiary of the Company.

1.50 "Reverse Stock Split" means the 3 to 1 reverse Acquiror Common Stock split which was effectuated on or about the close of business on June 3, 2005, and resulted in the Company having 4,400,000 shares of Acquiror Company Common Stock outstanding.

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1.51 "Regulation S" means Regulation S under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

1.52 "Schedules" means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

1.53 "SEC Documents" has the meaning set forth in Section 6.26.

1.54 "Section 4(2)" means Section 4(2) under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.55 "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

1.56 "Share Cancellations" mean the redemption and/or cancellation of 3,050,000 shares of Acquiror Company Common Stock held by certain Acquiror Company Shareholders, to be effective immediately prior to the Exchange, which will result in the Company having 1,350,023 shares of Acquiror Company Common Stock outstanding at the time of the Exchange.

1.57 "Subsidiary" means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body.

1.58 "Survival Period" has the meaning set forth in Section 10.1.

1.59 "Taxes" means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and "Tax" means any of the foregoing Taxes.

1.60 "Tax Group" means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which the Acquiror Company is now or was formerly a member.

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1.61 "Tax Return" means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

1.62 "Transaction Documents" means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement, including, without limitation, the Preferred Stock Purchase Agreement, the Noteholders' Stock Purchase Agreement and all documents necessary to effectuate the Reverse Stock Split and Share Cancellations.

1.63 "U.S." means the United States of America.

1.64 "U.S. Dollars" or "US $" means the currency of the United States of America.

1.65 "U.S. Person" has the meaning set forth in Regulation S under the Securities Act and set forth on Exhibit D hereto.

                                   SECTION II
                   EXCHANGE OF SHARES AND SHARE CONSIDERATION

2.1 Share Exchange. At the Closing, each Shareholder shall transfer to the Acquiror Company the number of Company Shares set out forth on the form attached hereto as Exhibit B, and, in consideration therefor, and subject to Section 2.2 hereof, Acquiror Company shall issue to such Shareholder the number of shares of Acquiror Company Common Stock so set forth in Exhibit B (the "Exchange"); provided, however, that certain shares of Acquiror Company Common Stock otherwise issuable to certain Shareholders shall instead be issued to certain other parties (the "Shareholder Transferees"), as set forth on Exhibit B. The parties hereto acknowledge and agree that: (i) the issuance of Acquiror Company Common Stock to the Shareholder Transferees as set forth on Exhibit B is being effectuated at the request of such Shareholders in order to satisfy certain contractual rights of the Shareholder Transferees with respect to certain of the Company Common Shares, and to avoid the issuance of Acquiror Company Common Stock to such Shareholders, to be followed by an immediate transfer of such shares by the Shareholders to the Shareholder Transferees, and (ii) each Shareholder Transferee shall execute a joinder to this Agreement or similar documentation (the "Transferee Joinders") satisfactory to the Acquiror Company solely for the purpose of making the representations set forth in Section 4.2 hereof ("Investment Representations"). The total shares of Acquiror Company Common Stock to be issued to the Shareholders shall be 24,935,047 shares.

2.2 Withholding. The Acquiror Company shall be entitled to deduct and withhold from the number of Acquiror Company Shares otherwise payable pursuant to this Agreement to any Shareholder such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Shareholder in respect of which such deduction and withholding was made.

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2.3 Section 368 Reorganization. For U.S. federal income tax purposes, the
Exchange is intended to constitute a "reorganization" within the meaning of
Section 368(a)(1)(B) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Exchange as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing Date has or may have on any such reorganization status. The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368 of the Code.

2.4 Transfer of Ownership. The parties hereto agree and acknowledge that notwithstanding anything to the contrary set forth herein, the Acquiror Company cannot be entered into the register of members of the Company and thereby be recognized as a record owner of the Company Shares until a stamp tax has been paid in accordance with the laws of the United Kingdom (the "Stamp Tax"). Therefore, (i) at the Closing, the Shareholders shall transfer all beneficial ownership interests in the Company Shares and (ii) as soon as practicable following the Closing, the Acquiror Company and the Shareholders shall take all steps necessary to pay the Stamp Tax and have the Acquiror Company entered into the register of members of the Company as the legal record holder of the Company Shares; provided, however, that the parties hereto acknowledge and agree that the payment of the Stamp Tax shall be solely the responsibility of the Acquiror Company. In furtherance of the above, as of the Closing and without any further action, each Shareholder:

            (a) Irrevocably appoints the Acquiror Company to be its attorney-in-fact pending the Acquiror Company's registration as a member of the Company with power on the Shareholders' behalf to execute and deliver all deeds and documents and to do all acts and things and exercise all rights which the Acquiror Company would be entitled to execute, deliver and do and exercise if the Acquiror Company was registered as the holder of the Company Shares with power to sub-delegate this power; and

            (b) Agrees that for so long as any Company Shares remain registered in its name it will:

                  (i) not exercise any of its rights as a member of the Company or appoint any other person to exercise such rights;

                  (ii) hold in trust for and pay or deliver to the Acquiror Company any distributions or notices, documents or other communications which may be received after the date of this agreement by it in its capacity as a member of the Company from the Company or any third party;

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                  (iii) on request by the Acquiror Company ratify all documents executed and acts done by the Acquiror Company as its attorney-in-fact.

2.5 Directors of Acquiror Company at Closing Date. The current directors of the Acquiror Company shall appoint Dr. Jeong Hyun Lee, Ph.D., Hakan Wretsell and Alan B. Miller (the "New Directors"), as additional members of the Acquiror Company Board effective immediately following the Exchange. Effective immediately following the Exchange, all current directors of the Acquiror Company shall resign as directors of the Acquiror Company Board.

                                  SECTION III
                                  CLOSING DATE

3.1 Closing Date. The closing of the Exchange will occur upon execution of this Agreement on July 8, 2005 or at such later date as all of the closing conditions set forth in Sections 8 and 9 have been satisfied or waived (the "Closing Date").

                                   SECTION IV
              REPRESENTATIONS AND WARRANTIES REGARDING SHAREHOLDERS

4.1 Generally. Each Shareholder, severally and not jointly, hereby represents and warrants to the Acquiror Company as of the date hereof and as of the Closing
Date:

      4.1.1 Authority. Such Shareholder has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which such Shareholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which such Shareholder is a party, and to perform such Shareholder's obligations under this Agreement and each of the Transaction Documents to which such Shareholder is a party. This Agreement has been, and each of the Transaction Documents to which such Shareholder is a party will be, duly and validly authorized and approved, executed and delivered by such Shareholder. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than such Shareholder, this Agreement is, and each of the Transaction Documents to which such Shareholder is a party have been, duly authorized, executed and delivered by such Shareholder and constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

      4.1.2 No Conflict. Neither the execution or delivery by such Shareholder of this Agreement or any Transaction Document to which such Shareholder is a party, nor the consummation or performance by such Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organization Documents of such Shareholder (if such Shareholder is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such Shareholder is a party or by which the properties or assets of such Shareholder are bound; or (c) contravene, conflict

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with, or result in a violation of, any Law or Order to which such Shareholder, or any of the properties or assets of such Shareholder, may be subject.

      4.1.3 Ownership of Shares. Such Shareholder owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to the Acquiror Company pursuant to this Agreement, such Shareholder's Company Shares free and clear of any and all Liens. There are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which such Shareholder is a party or by which such Shareholder or such Shareholder's Company Shares are bound with respect to the issuance, sale, transfer, voting or registration of such Shareholder's Company Shares. Subject only to the matters set forth in Section 2.1 and Section 2.4, at the Closing Date, the Acquiror Company will acquire good, valid and marketable title to such Shareholder's Company Shares free and clear of any and all Liens, and upon the entry of the Acquiror Company into the register of members of the Company, the Acquiror Company shall have acquired good, valid and marketable title to such Shareholder's Company Shares free and clear of any and all Liens.

      4.1.4 Litigation. There is no pending Proceeding against such Shareholder that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of such Shareholder, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

      4.1.5 No Brokers or Finders. Except as disclosed in Schedule 4.1.5, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against such Shareholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and such Shareholder will indemnify and hold the Acquiror Company harmless against any liability or expense arising out of, or in connection with, any such claim.

4.2 Investment Representations. Each Shareholder, severally and not jointly, hereby represents and warrants to the Acquiror Company:

      4.2.1 Acknowledgment. Each Shareholder understands and agrees that the Acquiror Company Shares to be issued pursuant to has not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Acquiror Company Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation S for offers and sales of securities outside the U.S.

      4.2.2 Status. By its execution of this Agreement, each Shareholder, severally and not jointly, represents and warrants to the Acquiror Company as indicated on its signature page to this Agreement, either that:

                  (a)   such Shareholder is an Accredited Investor; or

                  (b)   such Shareholder is not a U.S. Person.

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            Each Shareholder severally understands that the Acquiror Company
Shares are being offered and sold to such Shareholder in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Shareholder set forth in this Agreement, in order that the Acquiror Company may determine the applicability and availability of the exemptions from registration of the Acquiror Company Shares on which the Acquiror Company is relying.

      4.2.3 Additional Representations and Warranties of Accredited Investors. Each Shareholder indicating that such Shareholder is an Accredited Investor on its signature page to this Agreement, severally and not jointly, further makes the representations and warranties to the Acquiror Company set forth on Exhibit E.

      4.2.4 Additional Representations and Warranties of Non-U.S. Persons. Each Shareholder indicating that it is not a U.S. person on its signature page to this Agreement, severally and not jointly, further makes the representations and warranties to the Acquiror Company set forth on Exhibit F.

      4.2.5 Stock Legends. Each Shareholder hereby agrees with the Acquiror Company as follows:

            (a) Securities Act Legend - Accredited Investors. The certificates evidencing the Acquiror Company Shares issued to those Shareholders who are Accredited Investors, and each certificate issued in transfer thereof, will bear the following legend:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

            (b) Securities Act Legend - Non-U.S. Persons. The certificates evidencing the Acquiror Company Shares issued to those Shareholders who are not U.S. Persons, and each certificate issued in transfer thereof, will bear the following legend:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE

"ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

            (c) Other Legends. The certificates representing such Acquiror Company Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract.

            (d) Opinion. No Shareholder will transfer any or all of the Acquiror Company Shares pursuant to Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of such Shareholder's Acquiror Company Shares, without first providing the Acquiror Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Acquiror Company) to the effect that such transfer will be made in compliance with Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

            (e) Consent. Each Shareholder understands and acknowledges that the Acquiror Company may refuse to transfer the Acquiror Company Shares, unless such Shareholder complies with this Section 4.2.5 and any other restrictions on transferability set forth in Exhibits E and F. Each Shareholder consents to the Acquiror Company making a notation on its records or giving instructions to any transfer agent of the Acquiror Company's Common Stock in order to implement the restrictions on transfer of the Acquiror Company Shares.

                                   SECTION V
              REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

Each Shareholder, severally and not jointly, represents and warrants to the Acquiror Company as of the date hereof and as of the Closing Date as follows:

5.1 Organization and Qualification. The Company is duly incorporated and validly existing under the laws of the United Kingdom, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof, except where the failure to be so organized, existing and in good standing or to have such authority or power will not, in the aggregate, cause a Material Adverse Effect. The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect. Set forth on Schedule 5.1 is a list of those jurisdictions in which the Acquired Companies presently conduct business, own, hold and operate properties and assets.

5.2 Subsidiaries. Except for its ownership interest in iCurie Korea and as set forth on Schedule 5.2, the Company does not own directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise. iCurie Korea is duly incorporated and validly existing under the laws of South Korea, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, except where the failure to be so organized, existing and in good standing or to have such authority or power will not, in the aggregate, cause a Material Adverse Effect. iCurie Korea is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect. The authorized capital of iCurie Korea consists of 650,000 common shares, par value KWON 5,000. Except as set forth on Schedule 5.2, iCurie Korea has no outstanding or authorized options, warrants, calls, subscriptions, rights (including any preemptive rights or rights of first refusal), agreements or commitments of any character obligating the iCurie Korea to issue any ordinary shares or any other capital stock of iCurie Korea. All issued and outstanding shares of iCurie Korea's capital stock are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. Except as set forth in
Schedule 5.2, there are no outstanding contractual obligations (contingent or otherwise) of iCurie Korea to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, iCurie Korea or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

5.3 Organizational Documents. True, correct and complete copies of the Organizational Documents of the Acquired Companies have been delivered to the Acquiror Company prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents. None of the Acquired Companies is in violation or breach of any of the provisions of their respective Organizational Documents, except for such violations or breaches as would not have a Material Adverse Effect.

5.4 Authorization and Validity of this Agreement. Subject only to the matters set forth in Section 2.4, the recording of the transfer of the Company Shares and the delivery of new certificates representing the Company Shares registered in the name of Acquiror Company are within the Company's corporate powers, have been duly authorized by all necessary corporate action, do not require from the Board or Shareholders of the Company any consent or approval that has not been validly and lawfully obtained, require no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government that has not been validly and lawfully obtained, filed or registered, as the case may be, except for those that, if not obtained or made would not have a Material Adverse Effect.

5.5 No Violation. None of the execution, delivery or performance by the Company of any Transaction Document to which the Company is a party, nor the consummation by the Company of the transactions contemplated hereby violates any provision of its Organizational Documents, or violates or conflicts with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the creation of imposition of any material Lien under, any material agreement or instrument to which the Company is a party or by which the Company is or will be bound or subject, or violate any laws.

5.6 Binding Obligations. Assuming each such agreement and instrument has been duly and validly authorized, executed and delivered by the other Parties thereto, all agreements or instruments contemplated hereby to which the Company is a party, have been duly authorized, executed and delivered by the Company and are the legal, valid and binding Agreement of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

5.7 Securities Laws. Assuming the accuracy of the representations and warranties of the Shareholders contained in Section IV and Exhibits E and F, neither the Company nor the Shareholders have any reason to believe that the issuance of the Acquiror Company Shares pursuant to this Agreement is not exempt from the registration and prospectus delivery requirements of the Securities Act.

5.8 Capitalization and Related Matters.

      5.8.1 Capitalization. The issued capital stock of the Company consists of 10,000,000 fully paid Company Common Shares and 9,000,000 fully paid Company Deferred Shares. Except as set forth in Schedule 5.8.1, there are no outstanding or authorized options, warrants, calls, subscriptions, rights (including any preemptive rights or rights of first refusal), agreements or commitments of any character obligating the Company to issue any ordinary shares or any other capital stock of the Company. All issued and outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights.

      5.8.2 No Redemption Requirements. Except as set forth in Schedule 5.8.2, there are no outstanding contractual obligations (contingent or otherwise) of the Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

      5.8.3 Duly Authorized. The issuance of the Company Shares has been duly authorized, and the Company Shares have been validly issued and are fully paid and nonassessable.

5.9 Shareholders. Exhibit B contains a true and complete list of the names and addresses of the record and beneficial holders of all of the outstanding capital stock of the Acquired Companies. Except as expressly provided in this Agreement or as set forth on a Schedule hereto, no holder of Company Shares or any other security of the Company or any other Person is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of the shares or otherwise. Except as set forth in Schedule 5.9, there is no voting trust, agreement or arrangement among any of the Shareholders of any capital stock of the Company affecting the exercise of the voting rights of any such capital stock.

5.10 Compliance with Laws and Other Instruments. Except as would not have a Material Adverse Effect, the business and operations of the Acquired Companies have been and are being conducted in accordance with all applicable foreign, federal, state and local laws, rules and regulations and all applicable orders, injunctions, decrees, writs, judgments, determinations and awards of all courts and governmental agencies and instrumentalities. Except as would not have a Material Adverse Effect, neither Acquired Company is, or is alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of its Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which either Acquired Company is a party or by which any of either Acquired Company's properties, assets or rights are bound or affected. To the knowledge of the Shareholders, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which either Acquired Company is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. Neither Acquired Company is subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Shareholders, any event or circumstance relating to either Acquired Company that materially and adversely affects in any way its business, properties, assets or prospects or that would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

5.11 Certain Proceedings. There is no pending Proceeding that has been commenced against the Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated in this Agreement. To the Shareholders' knowledge, no such Proceeding has been threatened.

5.12 No Brokers or Finders. Except as disclosed in Schedule 5.12, no person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Shareholders will indemnify and hold the Acquiror Company harmless against any liability or expense arising out of, or in connection with, any such claim.

5.13 Absence of Undisclosed Liabilities. Except as set forth in the Transaction Documents, the Acquired Companies do not have any material debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Shareholders) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on or reserved against on the Company Balance Sheet, incurred in the ordinary course of business or incurred in connection with the transactions contemplated in the Transaction Documents. The Company Balance Sheet provides a true and fair view of the assets and liabilities (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Shareholders) as at December 31, 2004, in all material respects. The Company has not changed its method of accounting or the accounting principles or practices used in preparation of the Company Balance Sheet.

5.14 Changes. Except as set forth in the Transaction Documents or Schedule 5.14, no Acquired Company has, since January 1, 2005:

      5.14.1 Ordinary Course of Business. Conducted its business or entered into any transaction other than in the usual and ordinary course of business, except for the Transaction Documents.

      5.14.2 Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which would have a Material Adverse Effect;

      5.14.3 Loans. Made any loans or advances to any Person;

      5.14.4 Liens. Created or permitted to exist any material Lien on any material property or asset of the Company, other than Permitted Liens and Liens to be released upon the consummation of the transactions contemplated by the Noteholders' Stock Purchase Agreement;

      5.14.5 Material Company Contracts. Terminated or modified any Material Company Contract, except for termination upon expiration in accordance with the terms thereof;

      5.14.6 Claims. Released, waived or cancelled any claims or rights relating to or affecting the Company in excess of US $100,000 in the aggregate or instituted or settled any Proceeding involving in excess of US $100,000 in the aggregate, except in the ordinary course of business or in connection with the Transaction Documents and the transactions contemplated thereby;

      5.14.7 Discharged Liabilities. Paid, discharged or satisfied any claim, obligation or liability in excess of US $100,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business or in connection with the Transaction Documents and the transaction contemplated thereby;

      5.14.8 Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness in excess of US $100,000 in the aggregate, except in the ordinary course of business or in connection with the Transaction Documents and the transactions contemplated thereby;

      5.14.9 Guarantees. Guaranteed or endorsed any obligation or net worth of any Person;

      5.14.10 Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or any assets of, any other Person;

      5.14.11 Agreements. Except as set forth in the Transaction Documents, entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

5.15 Material Company Contracts. The Company has made available to the Acquiror Company, prior to the date of this Agreement, true, correct and complete copies of each written Material Acquired Company Contract, including each amendment, supplement and modification thereto. Each Material Acquired Company Contract is a valid and binding agreement of the Acquired Company that is party thereto, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally, and is in full force and effect.

5.16 Tax Returns and Audits.

      5.16.1 Tax Returns. Each Acquired Company has filed all Tax Returns required to be filed by or on behalf of such Acquired Company and has paid all Taxes that such Acquired Company is required to have been paid (whether or not reflected on any Tax Return). Except as set forth in Schedule 5.16, (a) no Governmental Authority in any jurisdiction has made a claim, assertion or threat to either Acquired Company that the Acquired Company is or may be subject to taxation by such jurisdiction; (b) there are no Liens with respect to Taxes on either Acquired Company's property or assets other than Permitted Liens; and (c) there are no Tax rulings, requests for rulings, or closing agreements relating to either Acquired Company for any period (or portion of a period) that would affect any period after the date hereof.

      5.16.2 No Disputes. To the knowledge of the Shareholders, there is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of either Acquired Company, nor is any such claim or dispute pending or contemplated.

5.17 Material Assets. The financial statements of the Acquired Companies provided to Acquiring Company set forth the material properties and assets (real and personal) owned or leased by the Acquired Companies.

5.18 Litigation; Orders. Except as set forth in Schedule 5.18, there is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Shareholders, threatened against or affecting the Acquired Companies or the Acquired Companies' properties, assets, business or employees. To the knowledge of the Shareholders, there is no fact that might result in or form the basis for any such Proceeding. Neither Acquired Company is subject to any Orders.

5.19 Intellectual Property.

      5.19.1 To the knowledge of the Shareholders, the Acquired Companies own or are licensed for, and in any event possesses sufficient and legally enforceable rights with respect to, all Intellectual Property that is used, exercised, or exploited ("Used") in its business as currently conducted or proposed to be conducted (the "Company Intellectual Property"). No Company Intellectual Property (excluding Intellectual Property licensed to either Acquired Company on a nonexclusive basis) was conceived or developed directly or indirectly with or pursuant to government funding or a government contract. To the knowledge of the Shareholders, the Company Intellectual Property and the Company's use of such Company Intellectual Property does not infringe or misappropriate any proprietary or intellectual property rights of any third party ("Infringement"). The Company has not received any communication alleging or suggesting that or questioning whether either Acquired Company has been or may be (whether in its current or proposed business or otherwise) engaged in, liable for or contributing to any Infringement.

      5.19.2 There is, to the knowledge of the Shareholders, no unauthorized Use, disclosure, infringement or misappropriation of any of the Company Intellectual Property by any third party, including any employee, former employee, contractor or former contractor of an Acquired Company. The Company has not indemnified any third party against infringement of any third party Intellectual Property rights.

      5.19.3 The Acquired Companies have taken commercially reasonable steps to protect and preserve the confidentiality of all Acquired Company trade secrets that are not otherwise disclosed in published patents or patent applications or registered copyrights (the "Company Confidential Information").

      5.19.4 Each current and former employee and each current and former contractor of each Acquired Company has executed and delivered (and, to the knowledge of the Shareholders, is in compliance with) an enforceable agreement relating to the confidentiality of Company Confidential Information, which agreements assign to the Company all right, title and interest to any of the Company Intellectual Property conceived or developed thereunder, or otherwise connected to such employment or consulting and not already owned by an Acquired Company by operation of law.

      5.19.5 To the Shareholders' knowledge, neither Acquired Company is Using without authorization or permission (i) any inventions of any of its past or present employees or past or present contractors made prior to or outside the scope of their employment by the Company or (ii) any confidential information or trade secrets of any former employer of any such person.

5.20 Stock Option Plans; Employee Benefits.

      5.20.1 Except as set forth in Section 5.20, neither Acquired Company has any stock option plans providing for the grant by either Acquired Company of stock options to directors, officers or employees.

5.21 Environmental and Safety Matters. Except as would not have a Material Adverse Effect:

      5.21.1 Each Acquired Company has at all time been and is in compliance with all Environmental Laws applicable to such companies.

      5.21.2 There are no Proceedings pending or threatened against any Acquired Company alleging the violation of any Environmental Law or Environmental Permit applicable to an Acquired Company or alleging that an Acquired Company is a potentially responsible party for any environmental site contamination.

5.22 Title to and Condition of Properties. The Company owns no real property, and holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of the Company as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect on the Company.

                                   SECTION VI
           REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR COMPANY AND
                  THE PRINCIPAL ACQUIROR COMPANY SHAREHOLDERS

      The Acquiror Company and the Principal Acquiror Company Shareholders, jointly and severally, represent and warrant to the Shareholders and the Company as of the date hereof and as of the Closing Date as follows:

6.1 Organization and Qualification. The Acquiror Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, except where the failure to be so organized, existing and in good standing, or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect. The Acquiror Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect. The SEC Documents set forth a true, correct and complete list of the Acquiror Company's jurisdiction of organization and each other jurisdiction in which the Acquiror Company presently conducts its business or owns, holds and operates its properties and assets.

6.2 Subsidiaries. The Acquiror Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

6.3 Organizational Documents. True, correct and complete copies of the Organizational Documents of the Acquiror Company have been delivered to the Company prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents. The Acquiror Company is not in violation or breach of any of the provisions of its Organizational Documents.

6.4 Authorization. The Acquiror Company has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Acquiror Company is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Acquiror Company is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which the Acquiror Company is a party. The execution, delivery and performance by the Acquiror Company of this Agreement and each of the Transaction Documents to which the Acquiror Company is a party have been duly authorized by all necessary corporate action and do not require from the Acquiror Company Board or the stockholders of the Acquiror Company any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by the Acquiror Company of this Agreement and each of the Transaction Documents to which the Acquiror Company is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person, other than filings required by the Commission for transactions of the type contemplated by this Agreement.

6.5 No Violation. None of the execution, delivery or performance by the Acquiror Company of this Agreement or any Transaction Document to which the Acquiror Company is a party, nor the consummation by the Acquiror Company of the transactions contemplated hereby will (a) violate any provision of its Organizational Documents, (b) violate or conflict with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the creation of imposition of any material Lien under, any material agreement or instrument to which the Acquiror Company is a party or by which the Acquiror Company is or will be bound or subject, or violate any laws, (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Acquiror Company, or any of the properties or assets owned or used by the Acquiror Company, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Acquiror Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Acquiror Company, except, in the case of clause (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

6.6 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Acquiror Company, this Agreement and each of the Transaction Documents to which the Acquiror Company is a party are duly authorized, executed and delivered by the Acquiror Company and constitutes the legal, valid and binding obligations of the Acquiror Company, enforceable against the Acquiror Company in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

6.7 Securities Laws. Assuming the accuracy of the representations and warranties of the Shareholders contained in Section 4 and Exhibits E and F, and assuming further that no action has been taken by the Acquired Companies or their representatives which would effect the availability of an exemption from registration under the Securities Act, the issuance of the

Acquiror Company Shares pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act.

6.8 Capitalization and Related Matters.

      6.8.1 Capitalization. The authorized capital stock of the Acquiror Company consists of 50,000,000 shares of Common Stock having a par value of $0.001 per share and 5,000,000 shares of Preferred Stock having a par value of $0.001 per share. Immediately prior to the Closing, 1,350,023 shares of Common Stock and no shares of Preferred Stock will be outstanding. The Reverse Stock Split and Share Cancellations were duly authorized and effectuated in compliance with all applicable laws. All issued and outstanding shares of Acquiror Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. At the Closing Date, the Acquiror Company will have sufficient authorized and unissued Acquiror Company Common Stock to consummate the transactions contemplated hereby. Except, (i) as disclosed in the SEC Documents or (ii) as contemplated by the Transaction Documents, there are no outstanding options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require the Acquiror Company to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. Other than the Transaction Documents and the other agreements contemplated thereby, there are no outstanding stockholders' agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of the Acquiror Company. The issuance of all of the shares of Acquiror Company Common Stock described in this Section 6.8.1 have been in compliance with U.S. federal and state securities laws.

      6.8.2 No Redemption Requirements. Except as set forth in the SEC Documents or in Schedule 6.7.2, there are no outstanding contractual obligations (contingent or otherwise) of the Acquiror Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Acquiror Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

      6.8.3 Duly Authorized. The issuance of the Acquiror Company Shares has been duly authorized and, upon issuance in accordance with the terms of this Agreement, the Acquiror Company Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the Shareholders and restrictions on transfer imposed by this Agreement and the Securities Act.

6.9 Compliance with Laws. Except as would not have a Material Adverse Effect, the business and operations of the Acquiror Company have been and are being conducted in accordance with all applicable Laws and Orders. The Acquiror Company has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting such Acquiror Company and, to the knowledge of the Acquiror

Company, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. The Acquiror Company is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Acquiror Company, any event or circumstance relating to the Acquiror Company, that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Acquiror Company from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

6.10 Certain Proceedings. There is no pending Proceeding that has been commenced against the Acquiror Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of the Acquiror Company, no such Proceeding has been threatened.

6.11 No Brokers or Finders. Except as disclosed on Schedule 6.11, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Acquiror Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Acquiror Company will indemnify and hold the Company harmless against any liability or expense arising out of, or in connection with, any such claim.

6.12 Absence of Undisclosed Liabilities. As of the date hereof, the Acquiror Company has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Acquiror Company) (an "Acquiror Company Liability") except those monetary liabilities specifically set forth on Schedule 6.12, which in the aggregate equal $489,350 (the "Specified Monetary Liabilities"), which will be paid by the Acquiror Company following the Closing in accordance with Section
7.5. Immediately prior to and on the Closing Date, and prior to the payment of the Specified Monetary Liabilities, the Acquiror Company shall have at least $39,350 of cash on hand. The receipt of payment for the Specified Monetary Liabilities in accordance with Section 7.5 shall satisfy such Specified Monetary Liabilities in full.

6.13 Changes. Except as set forth in the SEC Documents and/or the Transaction Documents, the Acquiror Company has not, since January 1, 2005:

      6.13.1 Ordinary Course of Business. Conducted its business or entered into any transaction other than in the usual and ordinary course of business, except for the Transaction Documents.

      6.13.2 Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which would have a Material Adverse Effect;

      6.13.3 Loans. Made any loans or advances to any Person;

      6.13.4 Liens. Created or permitted to exist any Lien on any material property or asset of the Acquiror Company, other than Permitted Liens;

      6.13.5 Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any Equity Security;

      6.13.6 Material Acquiror Company Contracts. Terminated or modified any Material Acquiror Company Contract, except for termination upon expiration in accordance with the terms thereof;

      6.13.7 Claims. Released, waived or cancelled any claims or rights relating to or affecting the Acquiror Company in excess of US $100,000 in the aggregate or instituted or settled any Proceeding involving in excess of US $100,000 in the aggregate, except in the ordinary course of business or in connection with the Transaction Documents and the transactions contemplated thereby as specifically set forth on Schedule 6.13.7;

      6.13.8 Discharged Liabilities. Paid, discharged or satisfied any claim, obligation or liability in excess of US $100,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business or in connection with the Transaction Documents and the transaction contemplated thereby as specifically set forth on Schedule 6.13.8;

      6.13.9 Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness in excess of US $1,000 in the aggregate, except in the ordinary course of business or in connection with the Transaction Documents and the transactions contemplated thereby as specifically set forth on Schedule 6.13.9;

      6.13.10 Guarantees. Guaranteed or endorsed any obligation or net worth of any Person;

      6.13.11 Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or any assets of, any other Person;

      6.13.12 Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

      6.13.13 Agreements. Except as set forth in the SEC Documents and the Transaction Documents, entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

6.14 Material Acquiror Company Contracts. Except to the extent filed with the SEC Documents, the Acquiror Company has made available to the Company, prior to the date of this Agreement, true, correct and complete copies of each written Material Acquiror Company Contract, including each amendment, supplement and modification thereto. Each Material Acquiror Company Contract is a valid and binding agreement of the Acquiror Company that is party thereto. Except as would not have a Material Adverse Effect, the Acquiror Company is not in breach or default of any Material Acquiror Company Contract to which it is a party and, to the knowledge of the Acquiror Company, no other party to any Material Acquiror Company Contract is in breach or default thereof. Except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally, and is in full force and effect.

6.15 Employees.

      6.15.1 The Acquiror Company has no employees, independent contractors or other Persons providing research or other services to them.

      6.15.2 No director, officer or employee of the Acquiror Company is a party to, or is otherwise bound by, any contract (including any confidentiality, noncompetition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of the Acquiror Company or (b) the ability of the Acquiror Company to conduct its business.

6.16 Tax Returns and Audits.

      6.16.1 Tax Returns. The Acquiror Company has filed all Tax Returns required to be filed by or on behalf of the Acquiror Company and have paid all Taxes of the Acquiror Company required to have been paid (whether or not reflected on any Tax Return). Except as set forth in the SEC Documents, (a) no Governmental Authority in any jurisdiction has made a claim, assertion or threat to the Acquiror Company that the Acquiror Company is or may be subject to taxation by such jurisdiction; (b) there are no Liens with respect to Taxes on the Acquiror Company's property or assets other than Permitted Liens; and (c) there are no Tax rulings, requests for rulings, or closing agreements relating to the Acquiror Company for any period (or portion of a period) that would affect any period after the date hereof.

      6.16.2 No Adjustments, Changes. The Acquiror Company nor any other Person on behalf of the Acquiror Company (a) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (b) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law.

      6.16.3 No Disputes. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of the Acquiror Company, nor is any such claim or dispute pending or contemplated. The Acquiror Company has delivered to the Company true, correct and complete copies of all Tax Returns, if any, examination reports and statements of deficiencies assessed or asserted against or agreed to by the Acquiror Company since their inception and any and all correspondence with respect to the foregoing.

      6.16.4 Not a U.S. Real Property Holding Corporation. The Acquiror Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

      6.16.5 No Tax Allocation, Sharing. The Acquiror Company is not a party to any Tax allocation or sharing agreement. Other than with respect to the Tax Group of which the Acquiror Company is the common parent, the Acquiror Company
(a) has been a member of a Tax Group filing a consolidated income Tax Return under Section 1501 of the Code (or any similar provision of state, local or foreign law), and (b) has any liability for Taxes for any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

      6.16.6 No Other Arrangements. The Acquiror Company is not a party to any agreement, contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code. The Acquiror Company is not a "consenting corporation" within the meaning of Section 341(f) of the Code. The Acquiror Company does not have any "tax-exempt bond financed property" or "tax-exempt use property" within the meaning of Section 168(g) or (h), respectively of the Code. The Acquiror Company does not have any outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any Tax matter. During the last two years, the Acquiror Company has not engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the Code. The Company is not a party to any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4.

6.17 Material Assets. The financial statements of the Acquiror Company set forth in the SEC Documents reflect the material properties and assets (real and personal) owned or leased by the Acquiror Company.

6.18 No Insurance Coverage. The Acquiror Company does not maintain any insurance policies.

6.19 Litigation; Orders. Except as set forth in the SEC Documents, there is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Acquiror Company, threatened against or affecting the Acquiror Company or the Acquiror Company's properties, assets, business or employees. To the knowledge of the Acquiror Company, there is no fact that might result in or form the basis for any such Proceeding. The Acquiror Company is not subject to any Orders.

6.20 Licenses. The Acquiror Company requires no licenses, permits, authorizations, approvals, franchises and rights for the Acquiror Company to engage in its business as currently conducted and to permit the Acquiror Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets.

6.21 Intellectual Property. The Acquiror Company does not own, use or license any Intellectual Property in its business as presently conducted, except as set forth in the SEC Documents.

6.22 Title to and Condition of Properties. The Acquiror Company owns (with good and marketable title in the case of real property) or holds under valid leases or other rights to use all real property, plants, machinery, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all Liens, except Permitted Liens.

6.23 SEC Documents; Financial Statements. The Acquiror Company is not and never has been required to register any of its securities under Section 12 of the Exchange Act. The Acquiror Company has timely filed (either with respect to the original due date relating to such report or within the time limits pursuant to Rule 12b-25) all reports required to be filed by it under the Exchange Act, including pursuant to Section 15(d) thereof, for the three (3) years preceding the date hereof (the foregoing materials being collectively referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Acquiror Company is a party or to which the property or assets of the Acquiror Company are subject have been appropriately filed as exhibits to the SEC Documents as and to the extent required under the Exchange Act. The financial statements of the Acquiror Company included in the SEC Documents comply in all material respects with applicable accounting requirement and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-QSB of the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of the Acquiror Company as at the dates thereof and the results of its operations and cash flows for the periods then ended. The Acquiror Company's Common Stock is quoted on the OTC Bulletin Board, and the Acquiror Company is not aware of any facts which would make the Acquiror Company's Common Stock ineligible for continued quotation on the OTC Bulletin Board.

6.24 Stock Option Plans; Employee Benefits.

      6.24.1 The Acquiror Company has no stock option plans providing for the grant by the Acquiror Company of stock options to directors, officers or employees.

      6.24.2 The Acquiror Company has no employee benefit plans, defined compensation plans, or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided the Acquiror Company.

6.25 Environmental and Safety Matters. Except as set forth in the SEC Documents and except as would not have a Material Adverse Effect:

      6.25.1 The Acquiror Company has at all time been and is in compliance with all Environmental Laws applicable to the Acquiror Company.

      6.25.2 There are no Proceedings pending or threatened against the Acquiror Company alleging the violation of any Environmental Law or Environmental Permit applicable to the Acquiror Company or alleging that the Acquiror Company is a potentially responsible party for any environmental site contamination.

6.26 Money Laundering Laws. The operations of the Acquiror Company is and has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the "Money Laundering Laws") and no Proceeding involving the Acquiror Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Acquiror Company, threatened.

6.27 Board Recommendation. The Acquiror Company Board, by unanimous written consent, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the Acquiror Company's stockholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

                                  SECTION VII
                        COVENANTS OF THE ACQUIROR COMPANY

7.1 Rule 144 Reporting. Subject to the Principal Acquiror Company Shareholders not being in material breach of the warranties and representations in Section 6, with a view to making available to the Acquiror Company's stockholders the benefit of certain rules and regulations of the Commission which may permit the sale of the Acquiror Company Common Stock to the public without registration, from and after the Closing Date, the Acquiror Company agrees to:

      7.1.1 Make and keep public information available, as those terms are understood and defined in Rule 144; and

      7.1.2 File with the Commission, in a timely manner, all reports and other documents required of the Acquiror Company under the Exchange Act.

7.2 SEC Documents. From and after the Closing Date, in the event the Commission notifies the Acquiror Company of its intent to review any SEC Document filed prior to the Closing Date or the Acquiror Company receives any oral or written comments from the Commission with respect to any SEC Document filed prior to the Closing Date, the Acquiror Company shall promptly notify the Principal Acquiror Company Shareholders and the Principal Acquiror Company Shareholders shall fully cooperate with the Acquiror Company; provided, however, that the Principal Acquiror Company Shareholders acknowledge and agree that compliance with this
Section 7.2 shall in no way effect any liability under Section 10 for breaches of Section 6.26.

7.3 Assumption of Placement Agent Obligation. As of the Closing Date and contingent upon the consummation of the Exchange, the Acquiror Company shall assume all of the obligations of the Company under the Placement Agent Agreement ("PA Agreement") by and among the Company, Indigo Securities, LLC and Axiom Capital Management, Inc., dated as of March 17, 2005.

7.4 Articles of Incorporation. Immediately following the Exchange, the Acquiror Company shall take all corporate action necessary to amend and restate its Articles of Incorporation in the form attached hereto as Exhibit G (the "Amended Articles"). The Amended Articles shall, among other things, (i) authorize the Acquiror Company Series A Preferred Stock and (ii) change the name of the Acquiror Company to "iCurie, Inc."

7.5 Payment of Specified Monetary Liabilities. As soon as practicable following the Closing (but in any event within four (4) business days following the Closing), the Acquiror Company shall satisfy in full the Specified Monetary Liabilities by delivering checks to the parties set forth on Schedule 6.12, in the amounts and to the addresses set forth on Schedule 6.12.

7.6 Warrants. At the consummation of the transactions contemplated by the Noteholders' Stock Purchase Agreement and Preferred Stock Purchase Agreement, the Acquiror Company shall deliver warrants to Tryant, LLC to purchase (i) 135,000 shares of Acquiror Company Common Stock at an exercise price of $1.10 per share and (ii) 135,000 shares of Acquiror Company Common Stock at $1.32 per share (the "Tryant Warrants"), provided Tryant, LLC has executed a Letter of Representations relating to the Tryant Warrants in the form provided by the Acquiror Company. Tryant, LLC will also be afforded the opportunity to join in the Registration Rights Agreement to be entered into in connection with the Noteholders' Purchase Agreement.

7.7 Stock Certificates. As soon as practicable following the Closing, the Acquiror Company shall deliver to the Shareholders and Shareholder Transferees stock certificates representing the Acquiror Company Common Stock issued to such Shareholders and Shareholders Transferees at the Closing in accordance with Exhibit B.

                                  SECTION VIII
                  CONDITIONS PRECEDENT OF THE ACQUIROR COMPANY

      The Acquiror Company's obligation to acquire the Company Shares and to take the other actions required to be taken by the Acquiror Company at the Closing Date is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Acquiror Company, in whole or in part):

8.1 Accuracy of Representations. The representations and warranties of the Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of the Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

8.2 Performance by the Company and Shareholders.

      8.2.1 All of the covenants and obligations that the Shareholders are required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

      8.2.2 Each document required to be delivered by the Shareholders pursuant to this Agreement must have been delivered.

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

8.3 No Force Majeure Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of any Acquired Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

8.4 Certificate of Shareholders. Each Shareholder will have delivered to the Acquiror Company a certificate executed by such Shareholder, if a natural person, or an authorized officer of the Shareholder, if an entity, certifying the satisfaction of the conditions specified in Sections 8.1, 8.2 and 8.3.

8.5 Consents. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company and/or the Shareholders for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made by the Company or the Shareholders, as the case may be, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Company or the Acquiror Company.

8.6 Documents. The Shareholders must deliver to the Acquiror Company at the Closing (i) share certificates evidencing the number of Company Shares held by each Shareholder (as set forth on Exhibit B), along with executed share transfer forms transferring such Company Shares to the Acquiror Company together with a certified copy of a board resolution of the Company approving the registration of the transfer of such shares to Acquiror Company (subject to Closing and payment of the Stamp Tax), (ii) each of the Transaction Documents to which the Company and/or the Shareholders is a party, duly executed, (iii) an opinion of counsel addressing the enforceability and authorization of the Transaction Documents and the capitalization of the Company as of the Closing, and (iv) Transferee Joinders executed by each Shareholder Transferee.

8.7 No Proceedings. There must not have been commenced or threatened against the Acquiror Company, the Company or any Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing
Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

8.8 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Company Shares or any other stock, voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Acquiror Company Shares.

                                   SECTION IX
                    CONDITIONS PRECEDENT OF THE SHAREHOLDERS

      The Shareholders' obligation to transfer the Company Shares and to take the other actions required to be taken by the Shareholders in advance of or at the Closing Date are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Shareholders jointly, in whole or in part):

9.1 Preferred Stock Documents. The Preferred Stock Purchase Agreement and Noteholders' Stock Purchase Agreement shall have been executed and delivered, and all other documents contemplated thereunder, including, without limitation, a Registration Rights Agreement, shall have been duly executed and, along with other required monies and documents, delivered by the parties thereto into escrow pursuant to the terms of the Escrow Agreement.

9.2 Accuracy of Representations. The representations and warranties of the Acquiror Company and Principal Acquiror Company Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule; and provided that the representations contained in Section 6.12 relating to the satisfaction in full of all Acquiror Company Liabilities shall be true and correct in all respects. The representations and warranties of the Acquiror Company and Principal Acquiror Company Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

9.3 Performance by the Acquiror Company.

      9.3.1 All of the covenants and obligations that the Acquiror Company and Principal Acquiror Company Shareholders are required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all respects, including, without limitation, the actions relating to the directors of the Acquiror Company and the Amended Articles as contemplated by Sections 2.4 and 2.5.

      9.3.2 Each document required to be delivered by the Acquiror Company and Principal Acquiror Company Shareholders pursuant to this Agreement must have been delivered.

9.4 No Force Majeure Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of the Acquiror Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

9.5 Certificate of Officer. The Acquiror Company will have delivered to the Shareholders a certificate, dated the Closing Date, executed by an officer of the Acquiror Company, certifying the satisfaction of the conditions specified in Sections 9.2, 9.3, and 9.4.

9.6 Certificate of Principal Acquiror Company Shareholders. The Principal Acquiror Company Shareholders will have delivered to the Shareholders a certificate, dated the Closing Date, executed by such Principal Acquiror Company Shareholder, if a natural person or an authorized officer of the Principal Acquiror Company Shareholder, if an entity, certifying the satisfaction of the conditions specified in Sections 9.2 and 9.3.

9.7 Consents. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Acquiror Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Acquiror Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Company or the Acquiror Company.

9.8 Documents. The Acquiror Company must have caused the following documents to be delivered to the Shareholders:

      9.8.1 a Secretary's Certificate, dated the Closing Date certifying attached copies of (A) the Organizational Documents of the Acquiror Company, (B) the resolutions of the Acquiror Company Board approving this Agreement and the transactions contemplated hereby, and appointing the New Directors as directors of the Acquiror Company effective immediately following the Exchange; and (C) the incumbency of each authorized officer of the Acquiror Company signing this Agreement and any other agreement or instrument contemplated hereby to which the Acquiror Company is a party;

      9.8.2 a Certificate of Good Standing of the Acquiror Company;

      9.8.3 resignations of each director and officer of the Acquiror Company, effective immediately following the Closing;

      9.8.4 an opinion of counsel addressing the enforceability and authorization of the Transaction Documents, the capitalization of the Company, and the authorization of the Acquiror Company Shares; and

      9.8.5 each of the Transaction Documents to which the Acquiror Company is a party, duly executed.

      9.8.6 a letter from the transfer agent of the Acquiror Company confirming the issuance of the Acquiror Company Common Shares in accordance with Exhibit B hereto.

9.9 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against the Acquiror Company, the Company or any Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the date of this Agreement) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

9.10 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person any claim asserting that such Person is the holder of, or has the right to acquire or to obtain beneficial ownership of the Acquiror Company Stock or any other stock, voting, equity, or ownership interest in, the Acquiror Company.

9.11 Bank Accounts. The Company shall transfer the authorization signatories for its bank account to Michael Karpheden and Hakan Wretsell, as authorized signatories of such account.

                                   SECTION X
                            INDEMNIFICATION; REMEDIES

10.1 Survival. All representations, warranties, covenants, and obligations in this Agreement shall expire on the second (2nd) year anniversary of the date of this Agreement (the "Survival Period"). The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

10.2 Indemnification by the Principal Acquiror Company Shareholders. From and after the execution of this Agreement until the expiration of the Survival Period, each of the Principal Acquiror Company Shareholders shall indemnify and hold harmless the Acquiror Company, Company and the Shareholders (collectively, the "Company Indemnified Parties"), from and against any Damages arising, directly or indirectly, from or in connection with:

      (a) any breach of any representation or warranty made by the Acquiror Company or the Principal Acquiror Company Shareholders in this Agreement or in any certificate delivered by the Acquiror Company pursuant to this Agreement;

      (b) any breach by the Acquiror Company or the Principal Acquiror Company Shareholders of any covenant or obligation of the Acquiror Company in this Agreement required to be performed by the Acquiror Company or the Principal Acquiror Company Shareholders on or prior to the Closing Date; or

      (c) any and all losses, claims, damages, or liabilities against the Acquiror Company or the Principal Acquiror Company Shareholders, occurring on or prior to the Closing Date.

10.3 Limitations on Amount - the Acquiror Company. No Company Indemnified Party shall be entitled to indemnification pursuant to Section 10, unless and until the aggregate amount of Damages to all Company Indemnified Parties with respect to such matters under Section 10.4 exceeds TWENTY-FIVE THOUSAND DOLLARS ($25,000) (the "Basket"), at which time, the Company Indemnified Parties shall be entitled to indemnification for the total amount of such Damages; provided, however, that in no event shall the total amount of Damages payable hereunder exceed FIVE HUNDRED THOUSAND DOLLARS ($500,000) and, provided further, that the Basket shall not apply to breaches of
Section 6.12.

10.4 Determining Damages. Materiality qualifications to the representations and warranties of the Company and the Acquiror Company shall not be taken into account in determining the amount of Damages occasioned by a breach of any such representation and warranty for purposes of determining whether the baskets set forth in Section 10.3 has been met.

                                   SECTION XI
                               GENERAL PROVISIONS

11.1 Expenses. Except as otherwise expressly provided in this Agreement, the Acquiror Company shall be responsible for each party's respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants; provided, however, that in the event of termination of this Agreement, each party shall pay its own expenses, subject to any rights of such party arising from a breach of this Agreement by another party.

11.2 Public Announcements. The Acquiror Company shall file a Current Report on Form 8-K disclosing the consummation of the transactions consummated on the Closing by the fourth business day following the Closing. Prior to the Closing Date, the Company and the Acquiror Company shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.

11.3 Confidentiality.

      11.3.1 Subsequent to the date of this Agreement, the Acquiror Company, the Principal Acquiror Company Shareholders the Shareholders and the Company will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

      11.3.2 In the event that any party is required to disclose any information of another party pursuant to clause (b) or (c) of Section 11.3.1, the party requested or required to make the disclosure (the "disclosing party") shall provide the party that provided such information (the "providing party") with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 11.3. If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party's information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party's information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the providing party's information.

      11.3.3 If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

      11.3.4 Nothing contained herein will effect the continued effectiveness of the Confidentiality Agreement previously executed by Acquiror Company and the Company.

11.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):

If to Acquiror Company or any Principal  with a copy to
Acquiror Company Shareholder:            Blackburn & Stoll, LC
Brenda Hall                              Attn: Eric L. Robinson
1065 West 1150 South                     257 East 200 South, Suite 800
Provo, Utah 84601                        Salt Lake City, Utah 84111

If to the Company or any Company         with a copy to:
Shareholder:                             DLA Piper Rudnick Gray Cary US LLP
iCurie, Inc.                             203 North LaSalle Street, Suite 1900
Espirito Santo Plaza                     Chicago, Illinois 60601
1395 Brickell Avenue, Suite 800          Attention:  Gregory W. Hayes, Esq.
Miami, Florida 33131                     Facsimile:  (312) 630-5310
Attention:  Michael Karpheden

Facsimile:  (305) 529-6201

11.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising under this Agreement, or in connection with the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the County of New York and State of New York. By its execution hereof, each party hereto consents and irrevocably submits to the in personam jurisdiction of the federal and state courts located in the County of New York and State of New York and agree that any process in any suit or proceeding commenced in such courts under this Agreement may be served upon it personally or by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same force and effect as if personally served upon the applicable party in New York and in the city or county in which such other court is located. The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto.

11.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

11.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.8 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

11.9 Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. Except as set forth in Section
7.1 and Section 10.3, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

11.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.11 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

11.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by facsimile transmission (including the delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

ACQUIROR COMPANY:                         PRINCIPAL ACQUIROR COMPANY
                                          SHAREHOLDER: *

CEDAR MOUNTAIN DISTRIBUTORS, INC.         Name of Principal Acquiror Company
                                          Shareholder:__________________________

Signed:  /s/ Brenda Hall                  Signed:_______________________________
         -------------------------

Printed name:  Brenda M. Hall             Printed name:_________________________

Title:  Sole Officer & Director           Title:________________________________

                                          * Executed by each Principal Acquiror
                                          Company Shareholder

                           COUNTERPART SIGNATURE PAGE

                    (FOR ISSUANCES PURSUANT TO REGULATION S)

      IN WITNESS WHEREOF, the undersigned Shareholder has executed and delivered this Share Exchange Agreement as of the date first written above.

                                          ENTITY NAME: *

                                          By:___________________________________
                                             Title:_____________________________

OFFSHORE DELIVERY INSTRUCTIONS:

PRINT EXACT NAME IN WHICH YOU WANT
THE SECURITIES TO BE REGISTERED

Attn:_____________________________

                                          * Executed by Jeong-Hyun Lee, Ph.D and
                                          CHL Investment Partnership

Address:__________________________

        __________________________

        __________________________

Phone No.:________________________

Facsimile No.:____________________

                           COUNTERPART SIGNATURE PAGE

                     (FOR ISSUANCES TO ACCREDITED INVESTORS)

      IN WITNESS WHEREOF, the undersigned Shareholder has executed and delivered this Share Exchange Agreement as of the date first written above.

                                        ENTITY NAME: HANSEN GRAY & COMPANY, INC.

                                        By: /s/ David Walker
                                            ------------------------------------
                                            Title: President, David M. Walker

Circle the category under which you are an "accredited investor" pursuant to Exhibit C:

1     2     [3]     4     5     6     7     8

PRINT EXACT NAME IN WHICH YOU WANT
THE SECURITIES TO BE REGISTERED

Attn:_____________________________

Address:__________________________

        __________________________

        __________________________

Phone No.:________________________

Facsimile No.:____________________

                                    EXHIBIT A

                     PRINCIPAL ACQUIROR COMPANY SHAREHOLDERS

NAME AND ADDRESS OF PRINCIPAL
ACQUIROR COMPANY SHAREHOLDER

Dassity, Inc.
1065 West 1150 South
Provo, Utah 84601

Brenda Hall
1065 West 1150 South
Provo, Utah 84601

Tyrant, LLC
1608 West 2225 South
Woods Cross, Utah 84087

                                    EXHIBIT B

               SHARES AND ACQUIROR COMPANY SHARES TO BE EXCHANGED

                                                        Number of
                                NUMBER OF COMPANY         COMPANY       NUMBER OF ACQUIROR
                                COMMON SHARES TO      DEFERRED SHARES   COMPANY SHARES TO
NAME AND ADDRESS OF             BE DELIVERED BY       TO BE DELIVERED     BE ISSUED TO
    SHAREHOLDER                   SHAREHOLDER         BY SHAREHOLDER      SHAREHOLDER
    -----------                   -----------         --------------      -----------
Hansen Gray & Company, Inc.
3875 Johns Creek
Parkway, Suite A
Suwanee, Georgia
30024                              4,300,000             3,870,000         10,722,070
                                  ----------             ---------         ----------
Jeong Hyun Lee, PhD.
475-1 Gwachundong
Gwachun Shi, Korea                 4,700,000             4,230,000         11,719,472*
                                  ----------             ---------         ----------
CHL Investment Partnership
3rd Fl. Joyang Bldg. 23-
1 Seokchon Dong
Songpa Gu, Seoul,
Korea                              1,000,000               900,000          2,493,505
                                  ----------             ---------         ----------
                   TOTAL:         10,000,000             9,000,000         24,935,047
                                  ----------             ---------         ----------

-------------
*To be represented by two share certificates representing 1,000,000 shares and 8,929,472 shares, respectively. The remaining 1,250,000 shares will be cancelled by the Acquiror Company as consideration for the cancellation of a promissory note made by Dr. Lee and to be held by the Acquiror Company as of the Closing. The certificate representing 1,000,000 shares will be held by the Acquiror Company pursuant to an Indemnification and Pledge Agreement to be executed by Dr. Lee.

                       SHAREHOLDER TRANSFEREE INFORMATION

      Of the 10,722,070 Acquiror Company Shares issuable to Hansen Gray & Company, Inc., a total of 2,092,694 shares shall be issued to the following Shareholder Transferees in the following amounts:

                                                    NUMBER OF ACQUIROR
                                                    COMPANY SHARES TO BE
                                                   ISSUED TO SHAREHOLDER
             SHAREHOLDERS TRANSFEREE                    TRANSFEREE
Cordillera Fund, L.P.                                       161,579
David Jordon                                                149,610
Rosalind Davidowitz                                         119,688
GSB Holdings, Inc.                                           89,766
Weiskopf Silver                                              89,766
Greg Osborn                                                  74,805
Amy R. Daly Revocable Trust                                  59,844
RCI II Ltd.                                                  59,844
Amy R. Daly Revocable Trust                                  59,844
Phillip Mittleman IRA                                        59,844
RCI II Ltd.                                                  59,844
Snobar Private Trust Co., A/T/F Zatar Trust                  59,844
Eric and Vincent Manngard                                    59,844
Peter and Rosemary O'Gorman                                  29,922
Larry Bouts                                                  29,922
Voltron Ventures II                                          29,922
Anand Khubani                                                29,922
Sammy Wilder                                                 29,922
David Vozick                                                 29,922
Edward Hamilton                                              23,938
George A. VonderLinden                                       23,938
John P. And Kathleen Moran Smith                             22,442
Philip Schwartz                                              17,953
Louis Marx III                                               14,961
Florence Mittleman                                           14,961
Peter Rugg                                                   14,961
Richard A. Dietel                                            14,961
Lianjun Ma                                                   14,961
Edward Neugeboren                                            11,969
Stuart Sosonko                                                8,977
Robert E. Iannono                                             7,481
Kevin W. Remley                                               7,481
Eric Brachfeld                                                7,481
Elizabeth Robinson                                            5,984
The Partnership for Bank Capital, LP                        596,591
TOTAL:                                                    2,092,964

                                    EXHIBIT C

                       DEFINITION OF "ACCREDITED INVESTOR"

The term "accredited investor" means:

(1) A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act") or a business development company as defined in
Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of US $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of US $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(2) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(3) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US $5,000,000.

(4) A director or executive officer of the Acquiror Company.

(5) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds US $1,000,000.

(6) A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(7) A trust, with total assets in excess of US $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

(8) An entity in which all of the equity owners are accredited investors. (If this alternative is checked, the Shareholder must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

                                    EXHIBIT D

                           DEFINITION OF "U.S. PERSON"

(1)   "U.S. person" (as defined in Regulation S) means:

      (i) Any natural person resident in the United States;

      (ii) Any partnership or corporation organized or incorporated under the laws of the United States;

      (iii) Any estate of which any executor or administrator is a U.S. person;

      (iv) Any trust of which any trustee is a U.S. person;

      (v) Any agency or branch of a foreign entity located in the United States;

      (vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

      (vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

      (viii) Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

(2) Notwithstanding paragraph (1) above, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a "U.S. person."

(3) Notwithstanding paragraph (1), any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

      (i) An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

      (ii) The estate is governed by foreign law.

(4) Notwithstanding paragraph (1), any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

(5) Notwithstanding paragraph (1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

(6) Notwithstanding paragraph (1), any agency or branch of a U.S. person located outside the United States shall not be deemed a "U.S. person" if:

      (i) The agency or branch operates for valid business reasons; and

      (ii) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(7) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed "U.S. persons."

                                    EXHIBIT E

                       ACCREDITED INVESTOR REPRESENTATIONS

Each Shareholder indicating that it is an Accredited Investor, severally and not jointly, further represents and warrants to the Acquiror Company as follows:

1. Such Shareholder qualifies as an Accredited Investor on the basis set forth on its signature page to this Agreement.

2. Such Shareholder has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Shareholder's interests in connection with the transactions contemplated by this Agreement.

3. Such Shareholder has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquiror Company Shares.

4. Such Shareholder understands the various risks of an investment in the Acquiror Company Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquiror Company Shares.

5. Such Shareholder has had access to the Acquiror Company's publicly filed reports with the SEC.

6. Such Shareholder has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Acquiror Company that such Shareholder has requested and all such public information is sufficient for such Shareholder to evaluate the risks of investing in the Acquiror Company Shares.

7. Such Shareholder has been afforded the opportunity to ask questions of and receive answers concerning the Acquiror Company and the terms and conditions of the issuance of the Acquiror Company Shares.

8. Such Shareholder is not relying on any representations and warranties concerning the Acquiror Company made by the Acquiror Company or any officer, employee or agent of the Acquiror Company, other than those contained in this Agreement.

9. Such Shareholder is acquiring the Acquiror Company Shares for such Shareholder's own account, for investment and not for distribution or resale to others.

10. Such Shareholder will not sell or otherwise transfer the Acquiror Company Shares, unless either (a) the transfer of such securities is registered under the Securities Act or (b) an exemption from registration of such securities is available.

11. Such Shareholder understands and acknowledges that the Acquiror Company is under no obligation to register the Acquiror Company Shares for sale under the Securities Act, except as set forth in the Registration Rights Agreement.

12. Such Shareholder consents to the placement of a legend on any certificate or other document evidencing the Acquiror Company Shares substantially in the form set forth in Section 4.2.5(a).

13. Such Shareholder represents that the address furnished by such Shareholder on its signature page to this Agreement and in Exhibit A is such Shareholder's principal residence if he is an individual or its principal business address if it is a corporation or other entity.

14. Such Shareholder understands and acknowledges that the Acquiror Company Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror Company that has been supplied to such Shareholder and that any representation to the contrary is a criminal offense.

15. Such Shareholder acknowledges that the representations, warranties and agreements made by such Shareholder herein shall survive the execution and delivery of this Agreement and the purchase of the Acquiror Company Shares.

                                    EXHIBIT F

                         NON U.S. PERSON REPRESENTATIONS

Each Shareholder indicating that it is not a U.S. person, severally and not jointly, further represents and warrants to the Acquiror Company as follows:

1. At the time of (a) the offer by the Acquiror Company and (b) the acceptance of the offer by such Shareholder, of the Acquiror Company Shares, such Shareholder was outside the United States.

2. No offer to acquire the Acquiror Company Shares or otherwise to participate in the transactions contemplated by this Agreement was made to such Shareholder or its representatives inside the United States.

3. Such Shareholder is not purchasing the Acquiror Company Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

4. Such Shareholder will make all subsequent offers and sales of the Acquiror Company Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such Shareholder will not resell the Acquiror Company Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the "Distribution Compliance Period"), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

5. Such Shareholder is acquiring the Acquiror Company Shares for such Shareholder's own account, for investment and not for distribution or resale to others.

6. Such Shareholder has no present plan or intention to sell the Acquiror Company Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Acquiror Company Shares and is not acting as a Distributor of such securities.

7. Neither such Shareholder, its Affiliates nor any Person acting on such Shareholder's behalf, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Acquiror Company Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

8. Such Shareholder consents to the placement of a legend on any certificate or other document evidencing the Acquiror Company Shares substantially in the form set forth in Section 4.2.5(b).

9. Such Shareholder is not acquiring the Acquiror Company Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

10. Such Shareholder has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Shareholder's interests in connection with the transactions contemplated by this Agreement.

11. Such Shareholder has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquiror Company Shares.

12. Such Shareholder understands the various risks of an investment in the Acquiror Company Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquiror Company Shares.

13. Such Shareholder has had access to the Acquiror Company's publicly filed reports with the SEC.

14. Such Shareholder has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Acquiror Company that such Shareholder has requested and all such public information is sufficient for such Shareholder to evaluate the risks of investing in the Acquiror Company Shares.

15. Such Shareholder has been afforded the opportunity to ask questions of and receive answers concerning the Acquiror Company and the terms and conditions of the issuance of the Acquiror Company Shares.

16. Such Shareholder is not relying on any representations and warranties concerning the Acquiror Company made by the Acquiror Company or any officer, employee or agent of the Acquiror Company, other than those contained in this Agreement.

17. Such Shareholder will not sell or otherwise transfer the Acquiror Company Shares, unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

18. Such Shareholder understands and acknowledges that the Acquiror Company is under no obligation to register the Acquiror Company Shares for sale under the Securities Act, except as set forth in the Registration Rights Agreement.

19. Such Shareholder represents that the address furnished by such Shareholder on its signature page to this Agreement and in Exhibit A is such Shareholder's principal residence if he is an individual or its principal business address if it is a corporation or other entity.

20. Such Shareholder understands and acknowledges that the Acquiror Company Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror Company that has been supplied to such Shareholder and that any representation to the contrary is a criminal offense.

21. Such Shareholder acknowledges that the representations, warranties and agreements made by such Shareholder herein shall survive the execution and delivery of this Agreement and the purchase of the Acquiror Company Shares.

                                      G-3